UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 11, 2012
ICU Medical, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	0-19974	33-0022692
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

951 Calle Amanecer, San Clemente, California	92,673
(Address of principal executive offices)	(Zip Code)
(949) 366-2183
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2012 Annual Meeting of Stockholders (the “Annual Meeting”) of ICU Medical, Inc. (the “Company”), held on May 11, 2012, the Company's stockholders approved amendments to the ICU Medical, Inc. 2011 Stock Incentive Plan (the “2011 Stock Incentive Plan”) to increase the number of shares available for grant thereunder by 750,000 and to change the ratio, for share counting purposes, assessed against awards, other than stock options, granted under the Plan from 2.22:1 to 2.09:1. The 2011 Stock Incentive Plan provides for the award of stock options, restricted stock units, restricted stock and other awards to employees, directors and consultants of the Company.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the following proposals were voted on by the Company's stockholders, as set forth below:
Proposal 1. Election of Directors.

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes
Jack W. Brown	11,390,103	941,887	1,076,191
Richard H. Sherman, M.D.	11,786,193	545,797	1,076,191

Each of the director nominees was elected to serve as a director until the 2015 annual meeting of stockholders and until their respective successors are elected and qualified.

Proposal 2. Ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2012.

Votes For	Votes Against	Abstain	Broker Non-Votes
13,372,749	19,130	16,302	N/A

The appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2012 was ratified.

Proposal 3. Approve Named Executive Officer Compensation.

Votes For	Votes Against	Abstain	Broker Non-Votes
11,609,868	485,070	237,052	1,076,191

The Company's executive compensation was approved on a non-binding, advisory basis.

Proposal 4. Approve Amendments to the ICU Medical, Inc. 2011 Stock Incentive Plan.

Votes For	Votes Against	Abstain	Broker Non-Votes
9,584,037	2,618,517	129,436	1,076,191

The amendments to the 2011 Stock Incentive Plan were approved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICU Medical, Inc.
Date: May 15, 2012	/s/ SCOTT E. LAMB Scott E. Lamb Secretary, Treasurer and Chief Financial Officer